Exhibit 10.44

EXECUTION COPY

SECURITIES ACCOUNT CONTROL AGREEMENT

dated as of December 2, 2015

by and among

CCT TOKYO FUNDING LLC,

as the Borrower

CORPORATE CAPITAL TRUST, INC.,

as the Servicer

SUMITOMO MITSUI BANKING CORPORATION,

as the Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Account Bank

EXHIBITS

EXHIBIT A	Loan and Servicing Agreement
EXHIBIT B	Wiring Instructions
EXHIBIT C	Form of Disbursement Request

-i-

SECURITIES ACCOUNT CONTROL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 2, 2015, by and among CCT TOKYO FUNDING LLC, as the borrower (the “Borrower”); CORPORATE CAPITAL TRUST, INC., as the servicer (the “Servicer”); SUMITOMO MITSUI BANKING CORPORATION, as the collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) under the Loan and Servicing Agreement referred to below; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the account bank (in such capacity, the “Account Bank”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; Interpretation.

(a) Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings provided in the Loan and Servicing Agreement. In addition, all terms used herein which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined. As used herein, the following defined terms have the meanings provided below.

“Account Bank” has the meaning specified in the first paragraph hereof.

“Accounts” has the meaning specified in Section 3(a)(i).

“Agreement” has the meaning specified in the first paragraph hereof.

“Associated Persons” has the meaning specified in Section 6(b).

“Borrower” has the meaning specified in the first paragraph hereof.

“Business Day” means a day of the year other than (i) Saturday or Sunday or (ii) any other day on which commercial banks in New York, New York or the city or cities in which the offices of the Collateral Agent and Account Bank are located are authorized or required by Applicable Law, regulation or executive order to close.

“Collateral Agent” has the meaning specified in the first paragraph hereof.

“Controlled Accounts” has the meaning specified in Section 3(a)(i).

“Disbursement Request” shall means a disbursement request from the Servicer (on behalf of the Borrower) to the Account Bank in the form attached as Exhibit C hereto in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(c) of the Loan and Servicing Agreement or from the Principal Collection Account in accordance with Section 2.21 of the Loan and Servicing Agreement.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting through its corporate trust division which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s, and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Loan and Servicing Agreement” means the Loan and Servicing Agreement, dated as of December 2, 2015 by and among the Borrower, the Servicer, the Transferor and Sumitomo Mitsui Banking Corporation, as the Administrative Agent, as Lender and as the Collateral Agent, a copy of which is attached hereto as Exhibit A.

“Notice of Exclusive Control” has the meaning specified in Section 3(h).

“Proceedings” has the meaning specified in Section 12(b).

(b) Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Sections shall be construed to refer to Sections of this Agreement.

Section 2. Appointment of the Account Bank.

The Collateral Agent and Borrower hereby appoint Wells Fargo Bank, National Association as the Account Bank hereunder, with its address as of the date hereof at 9062 Old Annapolis Rd., Columbia, Maryland 21045. Wells Fargo Bank, National Association hereby accepts such appointment and agrees to abide by the terms and conditions of the Loan and Servicing Agreement as it relates to the Account Bank.

Section 3. The Accounts.

(a) Status of Accounts and Relationship of Parties. The Account Bank represents and agrees that:

(i) it has established at the request of the Borrower and is maintaining on its books and records the following accounts:

(1) the Collection Account, comprised of:

(A)	account number 84455302, designated the Interest Collection Account; and

(B)	account number 84455301, designated the Principal Collection Account;

(2) account number 844553003, designated the Unfunded Exposure Account; and

(3) account number 84455304, designated the Advance Funding Account;

(said accounts, together with any replacements thereof or substitutions therefor, the “Accounts” and each a “Account” and the Interest Collection Account, Principal Collection Account, and Unfunded Exposure Account, the “Controlled Accounts” and each a “Controlled Account”). The Advanced Funding Account shall be entitled “CCT Tokyo Funding LLC, as the Borrower pursuant to Loan and Servicing Agreement dated as of December 2, 2015.” The Controlled Accounts shall each be entitled “CCT Tokyo Funding LLC, as the Borrower, on behalf of Sumitomo Mitsui Banking Corporation, as the Collateral Agent, for the benefit of the Secured Parties, pursuant to Loan and Servicing Agreement dated as of December 2, 2015”;

(ii) the Servicer or Borrower will instruct the Obligors under the Loan Assets to deposit their payments into the Collection Account (for further transfer to the Interest Collection Account or the Principal Collection Account, as applicable, (as the Borrower or the Servicer, as applicable, shall instruct the Account Bank)), and the Borrower or the Servicer, as applicable, shall deposit or cause to be deposited, within two Business Days of receipt, all Available Collections received by it with respect to the Loan Assets into the Interest Collection Account and Principal Collection Account, as applicable. The Transferor may deposit amounts up to the Unfunded Exposure Amount under any Revolving Loan Asset or Delayed Draw Loan Asset Pledged to the Collateral Agent under the Loan and Servicing Agreement into the Unfunded Exposure Account. Pursuant to Section 2.02(f) of the Loan and Servicing Agreement, Lenders may be requested to remit an Advance in an amount up to the Unfunded Exposure Amount into the Unfunded Exposure Account. Pursuant to Section 2.02(b) and Section 2.02(f) of the Loan and Servicing Agreement, the Lenders shall remit an Advance equal to the Unfunded

Exposure Amount Shortfall (if applicable) upon the last day of the Reinvestment Period into the Unfunded Exposure Account except as otherwise specified in Section 2.02(f) of the Loan and Servicing Agreement. Collected funds held by the Account Bank may be deposited in the Unfunded Exposure Account pursuant to and in accordance with the instructions of the Servicer, which instructions the Servicer shall give in accordance with Section 2.04 of the Loan and Servicing Agreement, as applicable. All amounts delivered to the Account Bank shall be identified with sufficient particularity to permit the Account Bank to deposit such amount to the appropriate Account. The Account Bank shall not have any responsibility for the acts or omissions of or compliance by the Borrower, the Servicer, the Collateral Agent or the Administrative Agent with the terms of any agreement; and

(iii) each of the Controlled Accounts shall be treated as a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which the Account Bank is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and as to which the Collateral Agent has “control” (within the meaning of Section 8-106 of the UCC), or to the extent any of such Controlled Accounts shall be recharacterized as a deposit account, the Controlled Accounts shall each be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) in respect of which the Account Bank is the bank at which such deposit account is maintained and as to which the Collateral Agent has “control” (within the meaning of Section 9-104 of the UCC).

(b) Treatment of Property as Financial Assets. The Account Bank hereby agrees that each item of property (whether cash, an investment property, a financial asset, a security, an instrument or any other property whatsoever) credited to any of the Controlled Accounts shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC). The Account Bank shall, subject to the terms of this Agreement, treat the Collateral Agent (acting at the direction of the Administrative Agent) as entitled to exercise the rights that comprise any financial asset credited to any of the Controlled Accounts.

(c) Property Credited to Account. The Account Bank shall promptly credit to the appropriate account (as identified by the Servicer, the Borrower or the Collateral Agent, as applicable) by book entry notation all property transferred to the Account Bank and identified as delivered pursuant to this Agreement.

(d) Form of Securities, Instruments, etc. All securities and other financial assets credited to any of the Controlled Accounts that are in registered form or that are payable to or to the order of shall be (i) held by the Account Bank subject to the Lien of the Collateral Agent for the benefit of the Secured Parties, (ii) indorsed in blank or (iii) credited to another securities account maintained in the name of the Account Bank.

(e) Securities Intermediary’s Jurisdiction. The Account Bank agrees that the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) with respect to the Controlled Accounts (and, to the extent applicable, the “bank’s jurisdiction” within the meaning of Section 9-304 of the UCC, with respect to the Controlled Accounts) is the State of New York.

(f) Conflicts with other Agreements. The Account Bank agrees that, if there is any conflict between this Agreement and any other agreement relating to any of the Controlled Accounts, the provisions of this Agreement shall control.

(g) Entitlement Orders, Standing Instructions. Except as otherwise provided in this Section 3, the Account Bank will comply with “entitlement orders” (as defined in Section 8 102(a)(8) of the UCC) (“Entitlement Orders”) and “instructions” (in accordance with Section 9-104 of the UCC) (“Instructions”) originated by the Borrower or by the Servicer without further consent by the Collateral Agent. If at any time the Collateral Agent, which may act at the direction of the Administrative Agent, shall give the Account Bank any Entitlement Order (i.e., an order directing a transfer or redemption of any financial asset or other property in any Controlled Account) or any Instruction, in each case with respect to any Controlled Account, the Account Bank shall comply with such Entitlement Order or Instruction without further consent by the Borrower, the Servicer or any other Person. The Borrower and the Servicer agree with the Collateral Agent that all Entitlement Orders and Instructions and other directions given by it to the Account Bank hereunder will be in accordance with the Transaction Documents. Without limiting the foregoing, the parties hereto agree that the Account Bank will comply with the following with respect to any Entitlement Order or Instruction: (i) until its receipt of a Notice of Exclusive Control (as hereinafter defined) that has not been rescinded in writing by the Collateral Agent, with respect to the financial assets and other property in any of the Controlled Accounts and without further consent of any other party, the investment of cash received into such Controlled Accounts may be invested in Permitted Investments selected by the Borrower or by the Servicer; and (ii) from and after its receipt of a Notice of Exclusive Control that has not been rescinded in writing by the Collateral Agent, with respect to the financial assets and other property in any of the Controlled Accounts and without further consent of any other party, the investment of cash received into such Controlled Accounts may be invested in Permitted Investments selected by the Collateral Agent (acting at the direction of the Administrative Agent), for the benefit of the Secured Parties, or by the Administrative Agent on its behalf. The Account Bank shall be entitled to require that any Entitlement Order or Instruction be in written form. For the avoidance of doubt, the Account Bank shall at all times comply with entitlement orders and instructions originated by the Borrower or by the Servicer with respect to the Advance Funding Account.

(h) Notice of Exclusive Control. If the Account Bank receives written notice from the Collateral Agent that the Collateral Agent, for the benefit of the Secured Parties, will exercise exclusive control over any of the Controlled Accounts (a “Notice of Exclusive Control”), the Account Bank, upon receipt of any such notice, until such time, if any, such notice is rescinded in a writing by the Collateral Agent, will take all directions it receives from the Collateral Agent, which may act at the direction of the Administrative Agent, with respect to such Controlled Accounts without further consent by the Borrower, the Servicer or any other Person and shall cease complying with Entitlement Orders, Instructions or other directions concerning such Controlled Accounts originated by the Borrower, the Servicer or any other Person.

(i) No Other Security Interests. The Account Bank acknowledges that, to its actual knowledge, there are no security interests in any of the Controlled Accounts or any funds deposited therein other than security interests created under the Transaction Documents.

(j) Rights of Direction. Each of the Borrower and the Servicer agree that in accordance with Section 2.20(e) of the Loan and Servicing Agreement, until the Collection Date it shall not have any rights of direction or withdrawal and shall not direct the Account Bank with respect to amounts held in any of the Controlled Accounts, except to the extent explicitly set forth in the Loan and Servicing Agreement and as set forth herein.

(k) Replenishment of Insufficient or Uncollected Funds. Any amounts charged to the Controlled Account by the Account Bank pursuant to Section 4(e) below shall be promptly replenished by the Borrower into the Controlled Account.

(l) Permitted Investments. Sums on deposit in the Accounts shall not be invested except in Permitted Investments if and as directed in writing by the Borrower or the Servicer (with respect to the Controlled Accounts, prior to receipt of a Notice of Exclusive Control (as defined below) from the Collateral Agent (acting at the direction of the Administrative Agent) that has not been rescinded in a writing received by the Account Bank from the Collateral Agent). Interest accruing on each Account shall be periodically added to the principal amount of such Account upon receipt and shall be held, disbursed and applied in accordance with the provisions of this Agreement. The Borrower hereby irrevocably authorizes and directs the Account Bank to apply any income earned from any Permitted Investment to the Account from which the funds invested in such Permitted Investment were obtained. Notwithstanding any actual losses sustained on a liquidation of a Permitted Investment, the proceeds of such Permitted Investment shall be posted to or, if applicable, deposited into the Account from which the funds invested in such Permitted Investment were obtained no later than one Business Day following such liquidation. The Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned on any Account from Permitted Investments. Each Account shall be assigned the federal tax identification number of the Borrower. The Borrower is required to provide to Wells Fargo Bank, National Association, in its capacity as Account Bank (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Account Bank as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Account Bank to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Borrower. The Borrower is further required to report to the Account Bank comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. Wells Fargo Bank, National Association, both in its individual capacity and in its capacity as Account Bank, shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the Borrower’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. Absent its receipt of investment instructions from the Borrower, Servicer or Collateral Agent, as applicable, the Account Bank shall have no obligation with respect to the investment of cash in any Account.

The Borrower acknowledges that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Account Bank in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Account Bank. The Borrower hereby agrees that it shall provide the Account Bank with such information as it may request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Account Bank to identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 4. The Account Bank.

(a) The Accounts. The Account Bank agrees to establish and maintain each Account as contemplated by this Agreement and agrees not to commingle the amounts held in, or designated for deposit in, any of the Accounts with any other amounts held on behalf of the Collateral Agent, the Borrower or any other party. The Account Bank is hereby informed and acknowledges that the Collateral Agent, for the benefit of the Secured Parties, has a security interest in the Controlled Accounts and the Account Bank agrees not to make disbursements from or debits to the Controlled Accounts other than in accordance with this Agreement. Except to the extent provided below in this Section 4 and Section 6(c), the Account Bank waives any rights to offset any claim it may have against the funds held in the Controlled Accounts.

(b) Available Collections. The parties agree that items deposited in the Accounts shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of the Account Bank’s requirements for the supplying of missing endorsements, now or hereafter in effect. As between the Borrower and the Collateral Agent, any deposit made by or on behalf of the Borrower into any of the Controlled Accounts shall be deemed deposited into such Controlled Accounts (i) when the Borrower fulfills its obligation to deposit such funds, and such deposit shall be deemed to be Available Collections when such amounts become collected funds or (ii) when the Borrower, the Transferor and each Lender (as applicable) fulfills its obligation to deposit such funds, and such deposit shall be deemed to be principal available to be drawn in accordance with directions from the Servicer pursuant to the provisions of the Loan and Servicing Agreement with respect to each such Revolving Loan Asset and Delayed Draw Loan Asset.

(c) No Change to Controlled Accounts. Without prior written consent of the Collateral Agent, the Account Bank will not change the account number or designation of any of the Controlled Accounts.

(d) Certain Information. The Account Bank shall promptly notify the Collateral Agent upon becoming aware of any person asserting or seeking to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any of the Controlled Accounts. The Account Bank will send copies of all statements and confirmations for each of the Controlled Accounts simultaneously to the Borrower and the Collateral Agent.

(e) Subordination. The Account Bank hereby subordinates to the security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Controlled Accounts, in all property credited thereto and in all security entitlements with respect to such property, any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the

Account Bank over or with respect to the Controlled Accounts, all property credited thereto and all security entitlements to such property including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Collateral Agent with respect to the Controlled Accounts (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Controlled Accounts) or (v) any security interest in the Controlled Accounts or any financial assets, cash or other property credited thereto that the Account Bank has or subsequently obtains by agreement, by operation of law or otherwise; provided that the Account Bank may set off, and shall retain any lien it may have, against such assets, funds and items for (i) payment of its ordinary fees and charges for the administration of the Controlled Accounts, and (ii) repayment of any overdraft that may arise in an Account, including overdrafts resulting from deposit items that have been credited but are subsequently returned without collection because of insufficient funds, assumed settlement or similar provisional credits.

(f) Limitation on Liability. The Account Bank shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Account Bank. The Account Bank shall not be responsible for the terms or conditions contained in the Loan and Servicing Agreement. The Account Bank shall not be required to expend or risk its own funds in the performance of its duties hereunder. It is expressly agreed and acknowledged that the Account Bank is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto. The Account Bank shall not be liable for any claims, suits, actions, costs, losses, damages, liabilities, or expenses (including, without limitation, reasonable fees and expenses of its attorneys, accountants and agents), or for any interruption of services incurred as a result of any act or omission of the Account Bank or any of its affiliates or any director, officer, employee or agent of any of them under this Agreement in connection with the subject matter of this Agreement, other than Liabilities caused by the willful misconduct or grossly negligent performance or omission of the duties of the Account Bank or any of its affiliates or any director, officer, employee or agent of any of them. The Account Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute the exercise of ordinary care. The Borrower and the Servicer, jointly and severally (except as set forth below), agree to indemnify, defend and hold harmless the Account Bank and its affiliates, and the directors, officers, employees, and agents of any of them, and the successors and assigns of the Account Bank, from and against any and all claims, suits, actions, costs, losses, damages, liabilities, or expenses (collectively, “Liabilities”) asserted against it or them in connection with this Agreement, including without limitation the reasonable fees and expenses of outside counsel of the Account Bank, other than those Liabilities caused by the gross negligence or willful misconduct of the Account Bank or such indemnified party or, with respect to the Borrower, for indirect, special, punitive or consequential damages. Neither the Account Bank nor its officers, directors or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties. The Account Bank shall not be under any obligation at any time to ascertain whether the Borrower is in compliance with the 1940 Act, the regulations thereunder, or the Borrower’s investment objectives and policies then in effect. For the avoidance of doubt and notwithstanding anything to the contrary, the Account Bank is not acting as a “Qualified Custodian” pursuant to the 1940 Act or Rule 206(4)-2 under the 1940 Act (the “Rule”) and the Account Bank shall have no reporting duties and shall not be implied to have any of the reporting duties of a Qualified Custodian under the 1940 Act or the Rule.

(g) No Deemed Knowledge. The Account Bank shall not be deemed to have notice or knowledge of any fact or matter, including the exercise of exclusive control by the Collateral Agent or an “Event of Default” or “Facility Maturity Date” under the Loan and Servicing Agreement, unless an officer of the Account Bank responsible for administration of this Agreement has actual knowledge of such matter or written notice thereof is received by such officer of the Account Bank. Notwithstanding anything herein to the contrary, the Account Bank shall not be obligated to take any action (or forbear from taking any action), which it reasonably determines to be contrary to the terms of this Agreement or applicable law.

(h) Reliance. The Account Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing delivered to the Account Bank under or in connection with this Agreement and reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Account Bank shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Account Bank may consult with legal counsel, independent accountants and other experts of national standing in the applicable matter, selected by it with due care, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(i) Force Majeure. The Account Bank shall have no liability for losses arising from any cause beyond its control; any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers it being understood that the Account Bank shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to mitigate such losses and resume performance as soon as reasonably practicable under the circumstances.

(j) No Obligations in Proceedings. Nothing herein shall obligate the Account Bank to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

Section 5. Disbursements from the Controlled Accounts.

(a) Disbursements. On each Payment Date, the Account Bank shall remit all available funds, if any, on deposit in the Collection Account, after the deduction of any amounts permitted to be deducted pursuant to Section 4(e) and Section 6(c), by wire transfer or other electronic transfer of immediately available funds in accordance with instructions given by the Servicer (on behalf of the Borrower) and received by the Account Bank no later than one Business Day prior to the Payment Date; provided that at any time after delivery of Notice of

Exclusive Control, the Collateral Agent shall so instruct the Account Bank. All funds which are to be disbursed to the Collateral Agent, the Administrative Agent, Lenders, the Borrower, the Servicer, Collateral Custodian and other parties in accordance with the written instructions provided by the Servicer or Collateral Agent shall be remitted by the Account Bank in accordance with the wiring instructions set forth on Exhibit B hereof or as otherwise provided by such other parties in writing to the Account Bank. The Account Bank shall disburse funds on deposit in the Unfunded Exposure Account, after the deduction of any amounts permitted to be deducted pursuant to Section 4(e) and Section 6(c), by wire transfer or other electronic transfer of immediately available funds to the applicable Obligors in accordance with the written instructions given by the Servicer (on behalf of the Borrower) to the Account Bank, which instructions may be in the form of the Disbursement Request; provided that at any time after delivery of Notice of Exclusive Control, the Collateral Agent shall so instruct the Account Bank. At any time, the Servicer (on behalf of the Borrower) (or, after delivery of Notice of Exclusive Control, the Collateral Agent) may direct the Account Bank to transfer any amounts on deposit in the Unfunded Exposure Account which exceed the Unfunded Exposure Amount (as identified in such instruction) as of any date of determination to be deposited into the Principal Collection Account as Principal Collections.

(b) Statement of Cash Balances. The Account Bank shall furnish to the Collateral Agent, the Administrative Agent and the Servicer a copy of the daily cash balance statements for the Controlled Accounts submitted to the Borrower.

Section 6. Indemnity; Limitation on Damages; Expenses; Fees.

(a) Indemnity. Each of the Borrower and the Servicer, jointly and severally, hereby indemnifies and holds harmless the Account Bank, its Affiliates and their respective officers, directors, employees, representatives and agents (collectively referred to for the purposes of this Section 6(a) as the Account Bank), against any loss, claim, damage, expense (including, without limitation, reasonable attorney’s fees and expenses) or liability, joint or several, or any action in respect thereof, to which the Account Bank may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery or performance of this Agreement, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Account Bank, and shall reimburse the Account Bank promptly upon demand for any legal or other expenses reasonably incurred by the Account Bank in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred. The indemnification and agreement set forth in this Section 6(a) shall survive the termination of this Agreement.

(b) Limitation on Damages and Limited Recourse. (i) No claim may be made by the Borrower, the Servicer, the Collateral Agent, the Administrative Agent or any officer, agent, stockholder, partner, member, director or employee of any of them against the Account Bank for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, (ii) all obligations of the Borrower under this Agreement (including clauses (a) and (c)

hereof) are limited-recourse obligations of the Borrower payable solely from the Collateral Portfolio and subject to the priority of payments set forth in Section 2.04 of the Loan and Servicing Agreement and following realization of the Collateral Portfolio, any claims against the Borrower shall be extinguished and (iii) no recourse may be had under this Agreement against any employee, officer, partner, member or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatsoever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.

(c) Expenses and Fees. The Account Bank agrees to look to the Borrower and the Borrower agrees to pay to the Account Bank its fees and expenses in connection with its maintenance of the Accounts and all required services hereunder, including without limitation, any out-of-pocket costs and expenses incurred by the Account Bank as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its external counsel, and all other out-of-pocket costs and expenses incurred in connection with the execution, administration and enforcement of this Agreement. The Borrower, the Administrative Agent and the Collateral Agent agree to allow such fees and expenses to be paid to the Account Bank by automatic deduction from the Collection Account to the extent set forth in Section 2.04 of the Loan and Servicing Agreement; provided that the fees which the Account Bank may charge to the Borrower shall be in accordance with the Collateral Custodian Fee Letter. Notwithstanding anything to the contrary hereunder, the parties hereto agree that the Servicer shall pay such fees or expenses to the Account Bank to the extent that the Borrower fails to pay such fees or expenses in connection with the Account Bank’s maintenance of the Accounts and all required services hereunder.

(d) Non-Petition Agreement. The Account Bank hereby agrees not to cause the filing of a petition in bankruptcy against the Borrower for the non-payment to the Account Bank of any amounts owing to the Account Bank under this Agreement until at least one year (or if longer, the applicable preference period then in effect) and one day after the Collection Date.

Section 7. Representations.

The Account Bank represents to the Collateral Agent that:

(a) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d) Consents. All governmental and other consents, approvals, authorizations or other actions that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents, approvals, authorizations or other actions have been complied with.

(e) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject, as to enforceability only, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f) Adverse Claims. Except as provided in this Agreement and the Loan and Servicing Agreement, the Account Bank has no actual knowledge of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.

Section 8. Transfer.

The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives who obtain such rights solely by operation of law, except that neither the Borrower nor the Account Bank may delegate their obligations hereunder without the prior written consent of the Administrative Agent; provided that any corporation or association into which the Account Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Account Bank, shall be the successor of the Account Bank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto and without the consent of any other party hereto.

Any purported transfer that is not in compliance with this Section 8 will be void.

Section 9. Termination.

The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interest in the Controlled Accounts and the financial assets contained therein, are powers coupled with an interest and will neither be affected by the bankruptcy of the Borrower nor by the lapse of time. The obligations of the Account Bank shall continue in effect until the security interests of the Collateral Agent, for the benefit of the Secured Parties, in the Controlled Accounts have been terminated pursuant to the terms of the Loan and Servicing Agreement and the Collateral Agent has notified the Account Bank of such termination in writing. Upon receipt of such notification of termination, and upon the written instruction of the Collateral Agent, the Account Bank shall close the Accounts specified in such instruction and disburse to the Borrower the balance of any assets therein, and the security interest in such account shall be terminated.

The Account Bank may at any time resign under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Administrative Agent. The Account Bank may be removed, with or without cause, by the Administrative Agent by Proper Instruction and 60 days advance written notice to the Account Bank. Notwithstanding any resignation or removal, the Account Bank shall continue to act in such capacity until a successor Account Bank has been appointed and has agreed to act as Account Bank hereunder. Prior to the effective date of termination of this Agreement, or the effective date of the resignation or removal of the Account Bank, as the case may be, the Administrative Agent shall instruct the Account Bank designating a successor Account Bank, if applicable. The Account Bank shall deliver all of the financial assets in the possession of Account Bank to the Administrative Agent or to such successor Account Bank; provided that the Company shall consent to any successor Account Bank appointed by the Administrative Agent (such consent not to be unreasonably withheld). Notwithstanding anything herein to the contrary, the Account Bank may not resign prior to a successor Account Bank being appointed; provided that if a successor is not appointed within sixty (60) days from the date of the notice given, the Account Bank may petition a court of competent jurisdiction to appoint a successor Account Bank.

Section 10. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission or by e-mail in portable document format (.pdf)) and executed by each of the parties.

(c) Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Account Bank under Section 4 and Section 5, and the obligations of the Borrower under Section 5, shall survive the termination of this Agreement.

(d) Benefit of Agreement. Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Agent and the Account Bank and their respective successors and permitted assigns.

(e) Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission or by e-mail in portable document format (.pdf)), each of which will be deemed an original.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h) Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 11. Notices.

(a) Effectiveness. All notices under this Agreement shall be in writing and sent (including via facsimile transmission or e-mail) to the parties hereto at their respective addresses or fax numbers as follows:

To the Borrower:

CCT Tokyo Funding LLC

450 S. Orange Avenue

Orlando, FL 32801

Attention: Jonathan Shafer

Facsimile: 407-650-1170

Phone: 407-540-2534

Email: jonathan.shafer@cnl.com

To the Servicer:

Corporate Capital Trust, Inc.

450 S. Orange Avenue

Orlando, FL 32801

Attention: Steven D. Shackelford

Facsimile: 407-650-1170

Phone: 407-650-1130

Email: steve.shackelford@cnl.com

To the Collateral Agent:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

To the Lender:

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Christopher Keeshan

Telephone: 212-224-4967

Facsimile: 212-224-5198

To the Account Bank:

Wells Fargo Bank, National Association

Corporate Trust Services Division

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: CDO Trust Services—CCT Tokyo Funding LLC

Fax: (443) 367 3986

Phone(410) 884-2000

(or to such other address or fax number as any such party shall designate in writing to the other parties from time to time) and will be deemed effective as indicated: (i) if in writing and delivered in person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission or e-mail, on the date that transmission or e-mail is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); (iii) if sent by electronic mail, on the date that transmission is received by a responsible employee of the recipient, (it being agreed that the burden of proving receipt will be on the sender); or (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered, unless the date of that delivery or that receipt, as applicable, is not a Business Day or that communication is delivered or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

(b) Change of Addresses. Each party may by notice to the other parties change the address or facsimile number at which notices or other communications are to be given to it.

Section 12. Governing Law and Jurisdiction.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction. Regardless of any provision, in any other agreement, for purposes of the UCC, with respect to the Controlled Accounts, New York shall be deemed to be the Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the security intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC).

(c) Service of Process. Each party agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the applicable party at its address specified in Section 11.02 of the Loan and Servicing Agreement. The parties irrevocably consent to service of process given in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

(d) Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(e) Consequential Damages. Anything in this Agreement notwithstanding, in no event shall the Account Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Account Bank has been advised of such loss or damage and regardless of the form of action.

(f) Collateral Agent. The Collateral Agent shall have no duties under this Agreement other than those expressly set forth herein; and in entering into or in taking (or forbearing from) any action under or pursuant to this Agreement, the Collateral Agent shall have and be protected by all of the rights, powers, immunities, indemnities and other protections granted to it under the Loan and Servicing Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this document as of the date above first written.

CCT TOKYO FUNDING LLC, as the Borrower

By:	/s/ Steven D. Shackelford
Name: Steven D. Shackelford Title: President

CORPORATE CAPITAL TRUST, INC., as the Servicer

By:	/s/ Steven D. Shackelford
Name: Steven D. Shackelford Title: President

CCT TOKYO FUNDING LLC

Securities Account Control Agreement

SUMITOMO MITSUI BANKING CORPORATION, as the Collateral Agent

By:	/s/ Christakis Droussiotis
Name: Christakis Droussiotis Title: Managing Director

CCT TOKYO FUNDING LLC

Securities Account Control Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Account Bank

By:	/s/ José M. Rodriguez
Name: José M. Rodriguez Title: Vice President